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                                                                    EXHIBIT 10.2

AMENDMENT AND RESTATEMENT OF THE BURLINGTON RESOURCES INC. KEY EXECUTIVE SEVERANCE PROTECTION PLAN AND EMPLOYEE SEVERANCE PROTECTION PLAN, AND RELATED PLANS

      After full discussion and on motion duly made and seconded, the following resolutions were unanimously adopted:

      RESOLVED, that the Burlington Resources Inc. Key Executive Severance Protection Plan and Employee Severance Protection Plan be, and they hereby are, amended and restated in substantially the form presented to this meeting and ordered filed with the Human Resources Department and be renamed as the Executive Change-in-Control Severance Plan and the Employee Change-in-Control Severance Plan, respectively (collectively, the "Change-in-Control Plans").

      RESOLVED, that each of the Company's 1993 Stock Incentive Plan, 1997 Employee Stock Incentive Plan, Incentive Compensation Plan, 1997 Performance Share Unit Plan, 1994 Restricted Stock Exchange Plan, 1998 Employee Phantom Stock Plan, and Restated Benefits Protection Trust (collectively, the "Plans") be, and hereby are, amended so that the definition of "Change of Control" in each plan shall be the definition of "Change of Control" contained in the Company's Executive Change-in-Control Severance Protection Plan, as it may be amended from time to time.

      RESOLVED, that the Company's Incentive Compensation Plan be, and hereby is, amended so that the phrase "maximum bonus amount" in Section 5.9 thereof shall have the same meaning as "Bonus Amount" as defined in Section 2.5 of the Executive Change-in-Control Severance Plan, as it may be amended from time to time.

      RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized to take such further action for and on behalf of the Company and in its name (including, without limitation, the execution, acknowledgement and delivery of any and all documents) which said officers deem necessary or desirable in order to make the Plans consistent with the Change-in-Control Plans and to otherwise effectuate the purpose and intent of the foregoing resolutions.